N E W S R E L E A S E

CONTACT: Paul Seavey	FOR IMMEDIATE RELEASE
(800) 247-5279	July 22, 2019

ELS REPORTS SECOND QUARTER RESULTS
Continued Strong Performance
CHICAGO, IL – July 22, 2019 – Equity LifeStyle Properties, Inc. (NYSE: ELS) (referred to herein as “we,” “us,” and “our”) today announced results for the quarter and six months ended June 30, 2019. All per share results are reported on a fully diluted basis unless otherwise noted.
Financial Results for the Quarter and Six Months Ended June 30, 2019
For the quarter ended June 30, 2019, total revenues increased $7.9 million, or 3.3 percent, to $248.4 million compared to $240.5 million for the same period in 2018. For the quarter ended June 30, 2019, net income available for Common Stockholders increased $0.3 million to $46.4 million, or $0.51 per Common Share, compared to $46.1 million, or $0.52 per Common Share, for the same period in 2018.
For the six months ended June 30, 2019, total revenues increased $21.0 million, or 4.3 percent, to $507.5 million compared to $486.5 million for the same period in 2018. Net income available for Common Stockholders for the six months ended June 30, 2019 increased $53.3 million, or $0.57 per Common Share, to $159.7 million, or $1.77 per Common Share, compared to $106.4 million, or $1.20 per Common Share, for the same period in 2018.
Non-GAAP Financial Measures and Portfolio Performance
For the quarter ended June 30, 2019, Funds from Operations (“FFO”) available for Common Stock and OP Unit holders increased $4.2 million, or $0.04 per Common Share, to $89.8 million, or $0.94 per Common Share, compared to $85.6 million, or $0.90 per Common Share, for the same period in 2018. For the six months ended June 30, 2019, FFO available for Common Stock and OP Unit holders increased $14.0 million, or $0.13 per Common Share, to $197.8 million, or $2.07 per Common Share, compared to $183.8 million, or $1.94 per Common Share, for the same period in 2018.
For the quarter ended June 30, 2019, Normalized Funds from Operations (“Normalized FFO”) available for Common Stock and OP Unit holders increased $8.1 million, or $0.07 per Common Share, to $91.9 million, or $0.96 per Common Share, compared to $83.8 million, or $0.89 per Common Share, for the same period in 2018. For the six months ended June 30, 2019, Normalized FFO available for Common Stock and OP Unit holders increased $17.9 million, or $0.16 per Common Share, to $199.6 million, or $2.08 per Common Share, compared to $181.7 million, or $1.92 per Common Share, for the same period in 2018.
For the quarter ended June 30, 2019, property operating revenues, excluding deferrals, increased $13.2 million to $240.7 million compared to $227.5 million for the same period in 2018. For the six months ended June 30, 2019, property operating revenues, excluding deferrals, increased $29.4 million to $491.6 million compared to $462.2 million for the same period in 2018. For the quarter ended June 30, 2019, income from property operations, excluding deferrals and property management, increased $6.6 million to $135.7 million compared to $129.1 million for the same period in 2018. For the six months ended June 30, 2019, income from property operations, excluding deferrals and property management, increased $18.7 million to $289.1 million compared to $270.4 million for the same period in 2018.

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For the quarter ended June 30, 2019, Core property operating revenues, excluding deferrals, increased approximately 4.9 percent and Core income from property operations, excluding deferrals and property management, increased approximately 5.2 percent compared to the same period in 2018. For the six months ended June 30, 2019, Core property operating revenues, excluding deferrals, increased approximately 4.4 percent and Core income from property operations, excluding deferrals and property management, increased approximately 5.1 percent compared to the same period in 2018.
Investment Activity
On May 29, 2019, we completed the acquisition of White Oak Shores Camping and RV Resort, a 455-site recreational vehicle ("RV") community located in Stella, North Carolina for a purchase price of $20.5 million. The acquisition was funded with available cash.
Balance Sheet Activity
During the quarter ended June 30, 2019, we sold approximately 0.5 million shares of our common stock under our at-the-market ("ATM") equity offering program with a weighted average share price of $117.41 for gross proceeds of $59.3 million. We have $140.7 million of common stock available for issuance under our ATM equity offering program.
During the quarter ended June 30, 2019, we prepaid four loans secured by three manufactured home communities and one RV community, which were scheduled to mature in 2020. The loans had an outstanding principal balance of $66.8 million and a weighted average interest rate of 6.9% per annum. As part of the transaction, we incurred $1.4 million of prepayment penalties. We used the proceeds from the ATM and our available cash to fund the loan prepayments.
About Equity LifeStyle Properties
We are a self-administered, self-managed real estate investment trust (“REIT”) with headquarters in Chicago. As of July 22, 2019, we own or have an interest in 413 quality properties in 33 states and British Columbia consisting of 155,973 sites.
For additional information, please contact our Investor Relations Department at (800) 247-5279 or at investor_relations@equitylifestyle.com.
Conference Call
A live webcast of our conference call discussing these results will take place tomorrow, Tuesday, July 23, 2019, at 10:00 a.m. Central Time. Please visit the Investor Relations section at www.equitylifestyleproperties.com for the link. A replay of the webcast will be available for two weeks at this site.
Reporting Calendar
Quarterly financial results and related earnings conference calls for the next three quarters are expected to occur as follows:

	Release Date	Earnings Call
Third Quarter 2019	Monday, October 21, 2019	Tuesday, October 22, 2019 10:00 a.m. CT
Fourth Quarter 2019	Monday, January 27, 2020	Tuesday, January 28, 2020 10:00 a.m. CT
First Quarter 2020	Monday, April 20, 2020	Tuesday, April 21, 2020 10:00 a.m. CT
Forward-Looking Statements
In addition to historical information, this press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as "anticipate," "expect," "believe," "project," "intend," "may be" and "will be" and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of our

ii

acquisitions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:

•
our ability to control costs and real estate market conditions, our ability to retain customers, the actual use of sites by customers and our success in acquiring new customers at our properties (including those that we may acquire);

•	our ability to maintain historical or increase future rental rates and occupancy with respect to properties currently owned or that we may acquire;

•	our ability to retain and attract customers renewing, upgrading and entering right-to-use contracts;

•	our assumptions about rental and home sales markets;

•	our assumptions and guidance concerning 2019, including estimated net income, FFO and Normalized FFO;

•	our ability to manage counterparty risk;

•	our ability to renew our insurance policies at existing rates and on consistent terms;

•
in the age-qualified properties, home sales results could be impacted by the ability of potential home buyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•
results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	impact of government intervention to stabilize site-built single-family housing and not manufactured housing;

•	effective integration of recent acquisitions and our estimates regarding the future performance of recent acquisitions;

•	the completion of future transactions in their entirety, if any, and timing and effective integration with respect thereto;

•	unanticipated costs or unforeseen liabilities associated with recent acquisitions;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the effect from any breach of our, or any of our vendors', data management systems;

•	the dilutive effects of issuing additional securities;

•	the outcome of pending or future lawsuits or actions brought against us, including those disclosed in our filings with the Securities and Exchange Commission; and

•	other risks indicated from time to time in our filings with the Securities and Exchange Commission.

For further information on these and other factors that could impact us and the statements contained herein, refer to our filings with the Securities and Exchange Commission, including the “Risk Factors” section in our most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q.
These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

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Investor Information

Equity Research Coverage (1)
Bank of America Merrill Lynch Global Research	BMO Capital Markets	Citi Research
Jeffrey Spector/ Joshua Dennerlein	John Kim	Michael Bilerman/ Nick Joseph
646-855-1363	212-885-4115	212-816-1383
jeff.spector@baml.com	johnp.kim@bmo.com	michael.bilerman@citi.com
joshua.dennerlein@baml.com		nicholas.joseph@citi.com

Evercore ISI	Green Street Advisors	Robert W. Baird & Company
Steve Sakwa/ Samir Khanal	John Pawlowski	Drew T. Babin
212-466-5600	949-640-8780	215-553-7816
steve.sakwa@evercoreisi.com	jpawlowski@greenst.com	dbabin@rwbaird.com
samir.khanal@evercoreisi.com

Wells Fargo Securities
Todd Stender
562-637-1371
todd.stender@wellsfargo.com

______________________

1.
Any opinions, estimates or forecasts regarding our performance made by these analysts or agencies do not represent our opinions, forecasts or predictions. We do not by reference to these firms imply our endorsement of or concurrence with such information, conclusions or recommendations.

2Q 2019 Supplemental information	1	Equity LifeStyle Properties, Inc.

Financial Highlights

(In millions, except Common Stock and OP Units outstanding and per share data, unaudited)

	As of and for the Three Months Ended
	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sept 30, 2018	Jun 30, 2018
Operating Information
Total revenues	$248.4	$259.1	$243.5	$256.7	$240.5
Net income	$49.1	$120.5	$53.4	$59.7	$49.2
Net income available for Common Stockholders	$46.4	$113.3	$50.2	$56.1	$46.1
Adjusted EBITDAre (1)	$117.7	$133.3	$117.9	$119.5	$109.2
FFO available for Common Stock and OP Unit holders (1)(2)	$89.8	$108.0	$90.4	$97.7	$85.6
Normalized FFO available for Common Stock and OP Unit holders (1)(2)	$91.9	$107.7	$92.3	$93.9	$83.8
Funds available for distribution ("FAD") available for Common Stock and OP Unit holders (1)(2)	$79.1	$97.6	$80.4	$82.1	$71.4

Common Stock and OP Units Outstanding (In thousands) and Per Share Data
Common Stock and OP Units, end of the period	96,281	95,735	95,667	95,493	94,623
Weighted average Common Stock and OP Units outstanding - Fully Diluted	95,930	95,624	95,577	95,263	94,623
Net income per Common Share - Fully Diluted (3)	$0.51	$1.26	$0.56	$0.63	$0.52
FFO per Common Share and OP Unit - Fully Diluted	$0.94	$1.13	$0.95	$1.03	$0.90
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.96	$1.13	$0.97	$0.99	$0.89
Dividends per Common Share	$0.6125	$0.6125	$0.5500	$0.5500	$0.5500

Balance Sheet
Total assets	$4,014	$4,009	$3,926	$3,855	$3,700
Total liabilities	$2,707	$2,752	$2,732	$2,665	$2,598

Market Capitalization
Total debt (4)	$2,300	$2,372	$2,386	$2,318	$2,251
Total market capitalization (5)	$13,983	$13,315	$11,678	$11,528	$10,947

Ratios
Total debt / total market capitalization	16.4%	17.8%	20.4%	20.1%	20.6%
Total debt / Adjusted EBITDAre (6)	4.7	4.9	5.1	5.1	5.0
Interest coverage (7)	4.7	4.6	4.5	4.4	4.4
Fixed charges + preferred distributions coverage (8)	4.6	4.5	4.5	4.4	4.3

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1.
See Non-GAAP Financial Measures Definitions and Other Terms at the end of the supplemental information for definitions of Adjusted EBITDAre, FFO, Normalized FFO and FAD and a reconciliation of Consolidated net income to Adjusted EBITDAre.

2.
See page 7 for a reconciliation of Net income available for Common Stockholders to Non-GAAP financial measures FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD available for Common Stock and OP Unit holders.

3.	Net income per Common Share - Fully Diluted is calculated before Income allocated to non-controlling interest - Common OP Units.

4.	Excludes deferred financing costs of approximately $25.2 million as of June 30, 2019.

5.	See page 16 for market capitalization as of June 30, 2019.

6.	Calculated using trailing twelve months Adjusted EBITDAre.

7.	Calculated by dividing trailing twelve months Adjusted EBITDAre by the interest expense incurred during the same period.

8.
See Non-GAAP Financial Measures Definitions and Other Terms at the end of the supplemental information for a definition of fixed charges. This ratio is calculated by dividing trailing twelve months Adjusted EBITDAre by the sum of fixed charges and preferred stock dividends during the same period.

2Q 2019 Supplemental information	2	Equity LifeStyle Properties, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	June 30, 2019	December 31, 2018
	(unaudited)
Assets
Investment in real estate:
Land	$1,418,353	$1,408,832
Land improvements	3,236,899	3,143,745
Buildings and other depreciable property	781,671	720,900
	5,436,923	5,273,477
Accumulated depreciation	(1,704,091)	(1,631,888)
Net investment in real estate	3,732,832	3,641,589
Cash and restricted cash	90,457	68,974
Notes receivable, net	36,010	35,041
Investment in unconsolidated joint ventures	55,195	57,755
Deferred commission expense	40,710	40,308
Other assets, net	59,274	46,227
Assets held for sale, net	—	35,914
Total Assets	$4,014,478	$3,925,808

Liabilities and Equity
Liabilities:
Mortgage notes payable, net	$2,075,689	$2,149,726
Term loan, net	198,787	198,626
Accounts payable and other liabilities	127,051	102,854
Deferred revenue – upfront payments from right-to-use contracts	121,047	116,363
Deferred revenue – right-to-use annual payments	13,022	10,055
Accrued interest payable	8,187	8,759
Rents and other customer payments received in advance and security deposits	104,249	81,114
Distributions payable	58,972	52,617
Liabilities related to assets held for sale	—	12,350
Total Liabilities	2,707,004	2,732,464
Equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized as of June 30, 2019 and December 31, 2018; none issued and outstanding.	—	—
Common stock, $0.01 par value, 400,000,000 and 200,000,000 shares authorized as of June 30, 2019 and December 31, 2018, respectively; 91,032,007 and 89,921,018 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively.	906	896
Paid-in capital	1,397,613	1,329,391
Distributions in excess of accumulated earnings	(162,204)	(211,034)
Accumulated other comprehensive income (loss)	(242)	2,299
Total Stockholders’ Equity	1,236,073	1,121,552
Non-controlling interests – Common OP Units	71,401	71,792
Total Equity	1,307,474	1,193,344
Total Liabilities and Equity	$4,014,478	$3,925,808

2Q 2019 Supplemental information	3	Equity LifeStyle Properties, Inc.

Consolidated Income Statements

(In thousands, unaudited)

	Quarters Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues:
Rental income	$212,007	$199,155	$435,573	$406,148
Right-to-use annual payments (membership subscriptions)	12,586	11,891	24,902	23,410
Right-to-use contracts current period, gross (membership upgrade sales)	5,041	3,944	8,879	7,106
Right-to-use contract upfront payments, deferred, net	(2,912)	(2,021)	(4,683)	(3,306)
Other income	10,265	12,536	20,635	25,572
Gross revenues from home sales	7,825	9,105	14,300	17,414
Brokered resale and ancillary services revenues, net	872	617	2,431	2,018
Interest income	1,803	1,862	3,554	3,812
Income from other investments, net	879	3,413	1,865	4,353
Total revenues	248,366	240,502	507,456	486,527

Expenses:
Property operating and maintenance	84,868	81,720	162,816	158,052
Real estate taxes	15,107	13,440	30,430	27,575
Sales and marketing, gross	4,214	3,305	7,623	6,117
Right-to-use contract commissions, deferred, net	(389)	(262)	(580)	(286)
Property management	14,385	13,472	28,070	27,153
Depreciation and amortization	37,776	34,345	75,753	66,719
Cost of home sales	8,164	9,632	14,796	18,206
Home selling expenses	1,102	973	2,185	2,048
General and administrative	9,225	9,669	19,134	17,707
Other expenses	540	367	967	710
Early debt retirement	1,491	—	1,491	—
Interest and related amortization	26,024	26,285	52,417	51,988
Total expenses	202,507	192,946	395,102	375,989
Gain on sale of real estate, net	—	—	52,507	—
Income before equity in income of unconsolidated joint ventures	45,859	47,556	164,861	110,538
Equity in income of unconsolidated joint ventures	3,226	1,613	4,759	2,808
Consolidated net income	49,085	49,169	169,620	113,346

Income allocated to non-controlling interests – Common OP Units	(2,676)	(3,024)	(9,902)	(6,979)
Redeemable perpetual preferred stock dividends	(8)	(8)	(8)	(8)
Net income available for Common Stockholders	$46,401	$46,137	$159,710	$106,359

2Q 2019 Supplemental information	4	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures

This document contains certain non-GAAP measures used by management that we believe are helpful in understanding our business. We believe investors should review these non-GAAP measures along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. Our definitions and calculations of these Non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. These non-GAAP financial and operating measures do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flows from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions. For definitions and reconciliations of non-GAAP measures to our financial statements as prepared under GAAP, please refer to both Reconciliation of Net Income to Non-GAAP Financial Measures on page 7 and Non-GAAP Financial Measures Definitions and Reconciliation on pages 18 - 20.

2Q 2019 Supplemental information	5	Equity LifeStyle Properties, Inc.

Selected Non-GAAP Financial Measures

(In millions, except per share data, unaudited)

Quarter Ended
June 30, 2019
Income from property operations, excluding deferrals and property management - 2019 Core (1)	$131.5
Income from property operations, excluding deferrals and property management - Non-Core (1)	4.2
Property management and general and administrative	(23.6)
Other income and expenses (2)	5.8
Interest and related amortization	(26.0)
Normalized FFO available for Common Stock and OP Unit holders (3)	91.9
Early debt retirement (4)	(2.1)
FFO available for Common Stock and OP Unit holders (3)	$89.8

Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.96
FFO per Common Share and OP Unit - Fully Diluted	$0.94

Normalized FFO available for Common Stock and OP Unit holders (3)	$91.9
Non-revenue producing improvements to real estate (3)	(12.8)
FAD available for Common Stock and OP Unit holders (3)	$79.1

Weighted average Common Stock and OP Units - Fully Diluted	95.9

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1.
See page 9 for details of the Core Income from Property Operations, excluding deferrals and property management. See page 10 for details of the Non-Core Income from Property Operations, excluding deferrals and property management.

2.	Includes $2.6 million of income from unconsolidated joint ventures related to a refinancing transaction. This income was previously included in our third quarter 2019 forecast.

3.
See page 7 for a reconciliation of Net income available for Common Stockholders to FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD available for Common Stock and OP Unit holders.

4.	Includes our portion of early debt retirement costs incurred by unconsolidated joint ventures.

2Q 2019 Supplemental information	6	Equity LifeStyle Properties, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(In thousands, except per share data, unaudited)

	Quarters Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income available for Common Stockholders	$46,401	$46,137	$159,710	$106,359
Income allocated to non-controlling interests – Common OP Units	2,676	3,024	9,902	6,979
Right-to-use contract upfront payments, deferred, net	2,912	2,021	4,683	3,306
Right-to-use contract commissions, deferred, net	(389)	(262)	(580)	(286)
Depreciation and amortization	37,776	34,345	75,753	66,719
Depreciation on unconsolidated joint ventures	441	367	873	739
Gain on sale of real estate, net	—	—	(52,507)	—
FFO available for Common Stock and OP Unit holders	89,817	85,632	197,834	183,816
Early debt retirement (1)	2,085	—	2,085	—
Insurance proceeds due to catastrophic weather event and other, net (2)	—	(1,806)	(349)	(2,092)
Normalized FFO available for Common Stock and OP Unit holders	91,902	83,826	199,570	181,724
Non-revenue producing improvements to real estate	(12,849)	(12,411)	(22,913)	(21,175)
FAD available for Common Stock and OP Unit holders	$79,053	$71,415	$176,657	$160,549

Net income available per Common Share - Basic	$0.51	$0.52	$1.78	$1.20
Net income available per Common Share - Fully Diluted (3)	$0.51	$0.52	$1.77	$1.20

FFO per Common Share and OP Unit - Basic	$0.94	$0.91	$2.07	$1.95
FFO per Common Share and OP Unit - Fully Diluted	$0.94	$0.90	$2.07	$1.94

Normalized FFO per Common Share and OP Unit - Basic	$0.96	$0.89	$2.09	$1.93
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.96	$0.89	$2.08	$1.92

Average Common Stock - Basic	90,156	88,549	89,969	88,537
Average Common Stock and OP Units - Basic	95,799	94,375	95,660	94,364
Average Common Stock and OP Units - Fully Diluted	95,930	94,623	95,773	94,600

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1.	Includes our portion of early debt retirement costs incurred by unconsolidated joint ventures.

2.	Represents insurance recovery revenue from reimbursement for capital expenditures related to Hurricane Irma.

3.	Net income per fully diluted Common Share is calculated before Income allocated to non-controlling interest - Common OP Units.

2Q 2019 Supplemental information	7	Equity LifeStyle Properties, Inc.

Consolidated Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Community base rental income (2)	$136.2	$128.6	$271.5	$255.3
Rental home income	3.6	3.6	7.2	7.1
Resort base rental income (3)	61.0	55.2	133.1	119.5
Right-to-use annual payments (membership subscriptions)	12.6	11.9	24.9	23.4
Right-to-use contracts current period, gross (membership upgrade sales)	5.0	3.9	8.9	7.1
Utility and other income (4)	22.3	24.3	46.0	49.8
Property operating revenues	240.7	227.5	491.6	462.2

Property operating, maintenance and real estate taxes (5)	99.5	93.5	192.4	182.6
Rental home operating and maintenance	1.3	1.6	2.5	3.1
Sales and marketing, gross	4.2	3.3	7.6	6.1
Property operating expenses	105.0	98.4	202.5	191.8
Income from property operations, excluding deferrals and property management (1)	$135.7	$129.1	$289.1	$270.4

Manufactured home site figures and occupancy averages:
Total sites	71,988	71,797	72,178	71,563
Occupied sites	68,316	67,870	68,453	67,620
Occupancy %	94.9%	94.5%	94.8%	94.5%
Monthly base rent per site	$665	$631	$661	$629

Resort base rental income:
Annual	$40.8	$36.6	$79.8	$71.8
Seasonal	5.7	5.2	26.8	24.2
Transient	14.5	13.4	26.5	23.5
Total resort base rental income	$61.0	$55.2	$133.1	$119.5

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1.	Excludes property management and the GAAP deferral of right-to-use contract upfront payments and related commissions, net.

2.	See the manufactured home site figures and occupancy averages included below within this table.

3.	See resort base rental income detail included below within this table.

4.
Includes Hurricane Irma insurance recovery revenues of $0.6 million, which we have identified as business interruption related to Non-Core properties for the six months ended June 30, 2019 and Hurricane Irma insurance recovery revenues of $1.7 million and $5.2 million, of which we have identified $1.5 million and $2.5 million as business interruption related to Non-Core properties, for the quarter and six months ended June 30, 2018, respectively.

5.
Property operating, maintenance and real estate taxes includes bad debt expense for the quarters ended June 30, 2019 and 2018. Property operating, maintenance and real estate taxes includes debris removal and cleanup costs related to Hurricane Irma of $0.2 million and $2.6 million for the quarter and six months ended June 30, 2018, respectively.

2Q 2019 Supplemental information	8	Equity LifeStyle Properties, Inc.

Core Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended June 30,			Six Months Ended June 30,
	2019	2018	Change (2)	2019	2018	Change (2)
Community base rental income (3)	$132.4	$125.9	5.2%	$263.5	$250.7	5.1%
Rental home income	3.6	3.3	10.9%	7.1	6.5	9.5%
Resort base rental income (4)	56.2	53.9	4.1%	122.1	117.2	4.2%
Right-to-use annual payments (membership subscriptions)	12.6	11.9	5.8%	24.9	23.4	6.3%
Right-to-use contracts current period, gross (membership upgrade sales)	5.0	3.9	27.8%	8.9	7.1	24.9%
Utility and other income (5)	21.8	21.9	(0.4)%	44.4	46.0	(3.3)%
Property operating revenues	231.6	220.8	4.9%	470.9	450.9	4.4%

Property operating, maintenance and real estate taxes (6)	94.6	91.0	4.0%	183.5	178.0	3.1%
Rental home operating and maintenance	1.3	1.5	(15.4)%	2.5	2.9	(14.2)%
Sales and marketing, gross	4.2	3.3	27.5%	7.6	6.1	24.7%
Property operating expenses	100.1	95.8	4.5%	193.6	187.0	3.5%
Income from property operations, excluding deferrals and property management (1)	$131.5	$125.0	5.2%	$277.3	$263.9	5.1%

Occupied sites (7)	66,515	66,091

Core manufactured home site figures and occupancy averages:
Total sites	69,638	69,552		69,605	69,536
Occupied sites	66,405	66,000		66,350	65,963
Occupancy %	95.4%	94.9%		95.3%	94.9%
Monthly base rent per site	$665	$636		$662	$633

Resort base rental income:
Annual	$38.3	$36.1	6.0%	$75.6	$71.3	6.1%
Seasonal	5.1	4.9	4.0%	24.3	23.6	3.1%
Transient	12.8	12.9	(1.1)%	22.2	22.3	(0.8)%
Total resort base rental income	$56.2	$53.9	4.1%	$122.1	$117.2	4.2%

_________________________

1.	Excludes property management and the GAAP deferral of right-to-use contract upfront payments and related commissions, net.

2.	Calculations prepared using actual results without rounding.

3.	See Core manufactured home site figures and occupancy averages included below within this table.

4.	See Core resort base rental income detail included below within this table.

5.	Includes Hurricane Irma insurance recovery revenues of $0.1 million and $2.3 million for the quarter and six months ended June 30, 2018, respectively.

6.
Property operating, maintenance and real estate taxes includes bad debt expense for the quarters ended June 30, 2019 and 2018. Property operating, maintenance and real estate taxes includes debris removal and cleanup costs related to Hurricane Irma of $0.1 million and $2.3 million for the quarter and six months ended June 30, 2018, respectively.

7.	Occupied sites are presented as of the end of the period. Occupied sites have increased by 204 from 66,311 at December 31, 2018.

2Q 2019 Supplemental information	9	Equity LifeStyle Properties, Inc.

Non-Core Income from Property Operations (1)

(In millions, unaudited)

	Quarter Ended	Six Months Ended
	June 30, 2019	June 30, 2019
Community base rental income	$3.8	$8.1
Rental home income	—	0.1
Resort base rental income	4.8	11.0
Utility and other income (2)	0.5	1.6
Property operating revenues	9.1	20.8

Property operating expenses (3)	4.9	9.0
Income from property operations, excluding deferrals and property management (1)	$4.2	$11.8

_________________________

1.	Excludes property management and the GAAP deferral of right-to-use contract upfront payments and related commissions, net.

2.	Utility and other income includes Hurricane Irma insurance recovery revenues of $0.6 million, which we have identified as business interruption for the six months ended June 30, 2019.

3.	Property operating, maintenance and real estate taxes includes bad debt expense for the quarter ended June 30, 2019.

2Q 2019 Supplemental information	10	Equity LifeStyle Properties, Inc.

Income from Rental Home Operations

(In millions, except occupied rentals, unaudited)

	Quarters Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Manufactured homes:
Rental operations revenues (1)	$11.4	$11.1	$22.6	$22.2
Rental operations expense	1.3	1.5	2.5	2.9
Income from rental operations	10.1	9.6	20.1	19.3
Depreciation on rental homes (2)	2.5	2.3	4.9	4.6
Income from rental operations, net of depreciation	$7.6	$7.3	$15.2	$14.7

Occupied rentals: (3)
New	3,006	2,547
Used	1,007	1,467
Total occupied rental sites	4,013	4,014

	As of June 30, 2019		As of June 30, 2018
Cost basis in rental homes: (4)	Gross	Net of Depreciation	Gross	Net of Depreciation
New	$192.0	$159.9	$135.9	$110.3
Used	25.1	11.6	34.5	24.5
Total rental homes	$217.1	$171.5	$170.4	$134.8

_________________________

1.
For both quarters ended June 30, 2019 and 2018, approximately $7.8 million of the rental operations revenue is included in the Community base rental income in the Core Income from Property Operations on page 9. The remainder of the rental operations revenue is included in Rental home income for the quarters ended June 30, 2019 and 2018 in the Core Income from Property Operations on page 9.

2.	Depreciation on rental homes in our Core portfolio is included in Depreciation and amortization in the Consolidated Income Statements on page 4.

3.
Occupied rentals as of the end of the period in our Core portfolio. Included in the quarters ended June 30, 2019 and 2018 were 298 and 264 homes rented through our ECHO joint venture, respectively. For the quarters ended June 30, 2019 and 2018, the rental home investment associated with our ECHO joint venture totaled approximately $10.6 million and $9.2 million, respectively.

4.
Includes both occupied and unoccupied rental homes in our Core portfolio. New home cost basis does not include the costs associated with our ECHO joint venture. At June 30, 2019 and 2018, our investment in the ECHO joint venture was approximately $16.5 million and $15.9 million, respectively.

2Q 2019 Supplemental information	11	Equity LifeStyle Properties, Inc.

Total Sites and Home Sales

(In thousands, except sites and home sale volumes, unaudited)

Summary of Total Sites as of June 30, 2019
Sites
Community sites	72,000
Resort sites:
Annuals	30,400
Seasonal	11,300
Transient	12,100
Right-to-use Membership (1)	24,300
Joint Ventures (2)	5,900
Total	156,000

Home Sales - Select Data
	Quarters Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Total New Home Sales Volume (3)	117	146	208	276
New Home Sales Volume - ECHO joint venture	18	25	31	43
New Home Sales Gross Revenues (3)	$6,064	$6,859	$10,628	$13,595

Total Used Home Sales Volume	210	297	429	538
Used Home Sales Gross Revenues	$1,761	$2,246	$3,672	$3,819

Brokered Home Resales Volume	237	253	405	446
Brokered Home Resale Revenues, net	$379	$369	$657	$651

_________________________

1.	Sites primarily utilized by approximately 115,400 members. Includes approximately 5,800 sites rented on an annual basis.

2.	Joint ventures have approximately 2,700 annual Sites, 400 seasonal Sites, 500 transient Sites and includes approximately 2,300 marina slips.

3.	Total new home sales volume includes home sales from our ECHO joint venture. New home sales gross revenues does not include the revenues associated with our ECHO joint venture.

2Q 2019 Supplemental information	12	Equity LifeStyle Properties, Inc.

2019 Guidance - Selected Financial Data (1)

Our guidance acknowledges the existence of volatile economic conditions, which may impact our current guidance assumptions. Factors impacting 2019 guidance include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort sites; (iii) scheduled or implemented rate increases on community and resort sites; (iv) scheduled or implemented rate increases in annual payments under right-to-use contracts; (v) occupancy changes; (vi) our ability to retain and attract customers renewing or entering right-to-use contracts; (vii) our ability to integrate and operate recent acquisitions in accordance with our estimates; (viii) completion of pending transactions in their entirety and on assumed schedule; (ix) ongoing legal matters and related fees; and (x) costs to restore property operations and potential revenue losses following storms or other unplanned events.

(In millions, except per share data, unaudited)

	Quarter Ending	Year Ending
	September 30, 2019	December 31, 2019
Income from property operations, excluding deferrals and property management - Core (2)	$141.3	$557.7
Income from property operations - Non-Core (3)	4.7	20.9
Property management and general and administrative	(22.8)	(92.3)
Other income and expenses	4.4	16.7
Interest and related amortization	(25.4)	(102.9)
Normalized FFO available for Common Stock and OP Unit holders	102.2	400.1
Early debt retirement (4)	—	(2.1)
Insurance proceeds due to catastrophic weather event (5)	—	0.3
FFO available for Common Stock and OP Unit holders	102.2	398.3
Depreciation and amortization	(37.0)	(150.6)
Deferral of right-to-use contract sales revenue and commission, net	(2.4)	(8.1)
Gain on sale of real estate, net	—	52.5
Income allocated to non-controlling interest-Common OP Units	(3.4)	(16.4)
Net income available for Common Stockholders	$59.4	$275.7

Net income per Common Share - Fully Diluted (6)	$0.62 - $0.68	$2.99 - $3.09
FFO per Common Share and OP Unit - Fully Diluted	$1.03 - $1.09	$4.10 - $4.20
Normalized FFO per Common Share and OP Unit - Fully Diluted	$1.03 - $1.09	$4.12 - $4.22

Weighted average Common Stock outstanding - Fully Diluted	96.2	96.0

_________________________

1.
Each line item represents the mid-point of a range of possible outcomes and reflects management’s estimate of the most likely outcome. Actual Normalized FFO available for Common Stock and OP Unit holders, Normalized FFO per Common Share and OP Unit, FFO available for Common Stock and OP Unit holders, FFO per Common Share and OP Unit, Net income available for Common Stockholders and Net income per Common Share could vary materially from amounts presented above if any of our assumptions is incorrect.

2.
See page 14 for 2019 Core Guidance Assumptions. Amount represents 2018 Income from property operations, excluding deferrals and property management, from the 2019 Core properties of $133.6 million multiplied by an estimated growth rate of 5.7% and $530.9 million multiplied by an estimated growth rate of 5.0% for the quarter ending September 30, 2019 and year ending December 31, 2019, respectively.

3.	See page 14 for the 2019 Assumptions regarding the Non-Core Properties.

4.	Includes our portion of early debt retirement costs incurred by unconsolidated joint ventures.

5.	Includes insurance recovery revenue from reimbursement for capital expenditures related to Hurricane Irma.

6.	Net income per Common Share - Fully Diluted is calculated before Income allocated to non-controlling interest- Common OP Units.

2Q 2019 Supplemental information	13	Equity LifeStyle Properties, Inc.

2019 Core Guidance Assumptions (1)
(In millions, unaudited)

	Quarter Ended	Third Quarter 2019	Year Ended	2019
	September 30, 2018	Growth Factors (2)	December 31, 2018	Growth Factors (2)
Community base rental income	$126.9	5.0%	$505.3	5.1%
Rental home income	3.2	13.5%	13.1	10.6%
Resort base rental income (3)	62.7	4.8%	233.4	4.4%
Right-to-use annual payments (membership subscriptions)	12.2	4.7%	47.8	5.5%
Right-to-use contracts current period, gross (membership upgrade sales)	4.9	8.2%	15.2	15.6%
Utility and other income	24.2	(4.5)%	93.5	(5.6)%
Property operating revenues	234.1	4.2%	908.3	4.1%

Property operating, maintenance, and real estate taxes	95.1	2.3%	358.4	2.6%
Rental home operating and maintenance	1.8	(15.7)%	6.5	(16.0)%
Sales and marketing, gross	3.6	4.1%	12.5	13.7%
Property operating expenses	100.5	2.1%	377.4	2.7%
Income from property operations, excluding deferrals and property management	$133.6	5.7%	$530.9	5.0%

Resort base rental income:
Annual	$36.7	5.5%	$145.7	5.5%
Seasonal	4.5	2.5%	36.3	3.2%
Transient	21.5	4.2%	51.4	2.0%
Total resort base rental income	$62.7	4.8%	$233.4	4.4%

2019 Assumptions Regarding Non-Core Properties (1)
(In millions, unaudited)

	Quarter Ending	Year Ending
	September 30, 2019 (4)	December 31, 2019 (4)
Community base rental income	$3.8	$15.7
Rental home income	—	0.1
Resort base rental income	5.7	21.4
Utility and other income	0.6	2.7
Property operating revenues	10.1	39.9

Property operating, maintenance, and real estate taxes	5.4	19.0
Property operating expenses	5.4	19.0
Income from property operations, excluding deferrals and property management	$4.7	$20.9

_________________________

1.	See Non-GAAP Financial Measures Definitions and Other Terms at the end of the supplemental information for definitions of Core and Non-Core.

2.
Management’s estimate of the growth of property operations in the 2019 Core Properties compared to actual 2018 performance. Represents our estimate of the mid-point of a range of possible outcomes. Calculations prepared using actual results without rounding. Actual growth for Core properties could vary materially from amounts presented above if any of our assumptions is incorrect.

3.	See Resort base rental income detail included below within this table.

4.
Each line item represents our estimate of the mid-point of a possible range of outcomes and reflects management’s best estimate of the most likely outcome for the Non-Core properties. Actual income from property operations for Non-Core properties could vary materially from amounts presented above if any of our assumptions is incorrect.

2Q 2019 Supplemental information	14	Equity LifeStyle Properties, Inc.

Right-To-Use Memberships - Select Data

(Unaudited)

	Years Ended December 31,
	2015	2016	2017	2018	2019 (1)
Member Count (2)	102,413	104,728	106,456	111,094	116,000
Thousand Trails Camping Pass (TTC) Origination	25,544	29,576	31,618	37,528	40,300
TTC Sales	11,877	12,856	14,128	17,194	18,700
RV Dealer TTC Activations	13,667	16,720	17,490	20,334	21,600
Number of annuals (3)	5,470	5,756	5,843	5,888	5,700
Number of upgrade sales (4)	2,687	2,477	2,514	2,500	2,900

(In thousands, unaudited)
Right-to-use annual payments (membership subscriptions)	$44,441	$45,036	$45,798	$47,778	$50,400
Resort base rental income from annuals	$13,821	$15,413	$16,841	$18,363	$19,500
Resort base rental income from seasonals/transients	$15,795	$17,344	$18,231	$19,840	$20,600
Upgrade contract initiations (5)	$12,783	$12,312	$14,130	$15,191	$17,600
Utility and other income	$2,430	$2,442	$2,254	$2,410	$2,300

_________________________

1.
Guidance estimate. Each line item represents our estimate of the mid-point of a possible range of outcomes and reflects management’s best estimate of the most likely outcome. Actual figures could vary materially from amounts presented above if any of our assumptions is incorrect.

2.	Members have entered into right-to-use contracts (membership subscriptions) with us that entitle them to use certain properties on a continuous basis for up to 21 days.

3.	Members who rent a specific site for an entire year in connection with their right-to-use contracts (membership subscriptions).

4.
Existing members who have upgraded agreements are eligible for enhanced benefits, including but not limited to longer stays, the ability to make earlier reservations, potential discounts on rental units, and potential access to additional properties. Upgrades require a non-refundable upfront payment.

5.	Revenues associated with contract upgrades, included in Right-to-use contracts current period, gross, (membership upgrade sales) on our Consolidated Income Statements on page 4.

2Q 2019 Supplemental information	15	Equity LifeStyle Properties, Inc.

Market Capitalization

(In millions, except share and OP Unit data, unaudited)

Capital Structure as of June 30, 2019

	Total Common Stock/Units	% of Total Common Stock/Units	Total	% of Total	% of Total Market Capitalization

Secured Debt			$2,100	91.3%
Unsecured Debt			200	8.7%
Total Debt (1)			$2,300	100.0%	16.4%

Common Stock	91,032,007	94.5%
OP Units	5,249,161	5.5%
Total Common Stock and OP Units	96,281,168	100.0%
Common Stock price at June 30, 2019	$121.34
Fair Value of Common Stock and OP Units			$11,683	100.0%
Total Equity			$11,683	100.0%	83.6%

Total Market Capitalization			$13,983		100.0%

_________________________
1.    Excludes deferred financing costs of approximately $25.2 million.

2Q 2019 Supplemental information	16	Equity LifeStyle Properties, Inc.

Debt Maturity Schedule

Debt Maturity Schedule as of June 30, 2019
(In thousands, unaudited)

Year	Secured Debt	Weighted Average Interest Rate	Unsecured Debt	Weighted Average Interest Rate	Total Debt	% of Total Debt	Weighted Average Interest Rate
2019	$—	—%	$—	—%	$—	—%	—%
2020	48,915	5.18%	—	—%	48,915	2.13%	5.18%
2021	170,650	5.01%	—	—%	170,650	7.42%	5.01%
2022	148,175	4.62%	—	—%	148,175	6.45%	4.62%
2023	104,304	5.05%	200,000	3.05%	304,304	13.24%	3.74%
2024	10,729	5.49%	—	—%	10,729	0.47%	5.49%
2025	102,078	3.45%	—	—%	102,078	4.44%	3.45%
2026	—	—%	—	—%	—	—%	—%
2027	—	—%	—	—%	—	—%	—%
2028	223,983	4.19%	—	—%	223,983	9.75%	4.19%
Thereafter	1,289,518	4.24%	—	—%	1,289,518	56.11%	4.24%
Total	$2,098,352	4.35%	$200,000	3.05%	$2,298,352	100.0%	4.24%

Unsecured Line of Credit	—		—		—

Note Premiums	1,361		—		1,361

Total Debt	2,099,713		200,000		2,299,713

Deferred Financing Costs	(24,024)		(1,213)		(25,237)

Total Debt, net	$2,075,689		$198,787		$2,274,476		4.46%	(1)

Average Years to Maturity	13.6		3.9		12.8

_________________________
1.Reflects effective interest rate during the second quarter of 2019, including amortization of note premiums and deferred financing costs.

2Q 2019 Supplemental information	17	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures Definitions and Reconciliations

FUNDS FROM OPERATIONS (FFO). We define FFO as net income, computed in accordance with GAAP, excluding gains or losses from sales of properties, depreciation and amortization related to real estate, impairment charges, and adjustments to reflect our share of FFO of unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis. We compute FFO in accordance with our interpretation of standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. We receive up-front non-refundable payments from the entry of right-to-use contracts. In accordance with GAAP, the upfront non-refundable payments and related commissions are deferred and amortized over the estimated customer life. Although the NAREIT definition of FFO does not address the treatment of non-refundable right-to-use payments, we believe that it is appropriate to adjust for the impact of the deferral activity in our calculation of FFO.
We believe FFO, as defined by the Board of Governors of NAREIT, is generally a measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.
NORMALIZED FUNDS FROM OPERATIONS (NORMALIZED FFO). We define Normalized FFO as FFO excluding the following non-operating income and expense items: a) gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs, and b) other miscellaneous non-comparable items. Normalized FFO presented herein is not necessarily comparable to Normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same methodology for computing this amount.
FUNDS AVAILABLE FOR DISTRIBUTION (FAD). We define FAD as Normalized FFO less non-revenue producing capital expenditures.
We believe that FFO, Normalized FFO and FAD are helpful to investors as supplemental measures of the performance of an equity REIT. We believe that by excluding the effect of gains or losses from sales of properties, depreciation and amortization related to real estate, impairment charges, which are based on historical costs and may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. We further believe that Normalized FFO provides useful information to investors, analysts and our management because it allows them to compare our operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences not related to our operations. For example, we believe that excluding the early extinguishment of debt, property acquisition and other transaction costs related to mergers and acquisitions from Normalized FFO allows investors, analysts and our management to assess the sustainability of operating performance in future periods because these costs do not affect the future operations of the properties. In some cases, we provide information about identified non-cash components of FFO and Normalized FFO because it allows investors, analysts and our management to assess the impact of those items.
INCOME FROM PROPERTY OPERATIONS, EXCLUDING DEFERRALS AND PROPERTY MANAGEMENT. We define Income from property operations, excluding deferrals and property management as rental income, utility and other income and right-to-use income less property and rental home operating and maintenance expenses, real estate taxes, sales and marketing expenses, excluding property management and the GAAP deferral of right-to-use contract upfront payments and related commissions, net. For comparative purposes, we present bad debt expense within Property operating, maintenance and real estate taxes in the current and prior periods. We believe that this Non-GAAP financial measure is helpful to investors and analysts as a measure of the operating results of our manufactured home and RV communities.

2Q 2019 Supplemental information	18	Equity LifeStyle Properties, Inc.

The following table reconciles Net income available for Common Stockholders to Income from property operations:

	Quarters Ended June 30,		Six Months Ended June 30,
(amounts in thousands)	2019	2018	2019	2018
Net income available for Common Stockholders	$46,401	$46,137	$159,710	$106,359
Redeemable perpetual preferred stock dividends	8	8	8	8
Income allocated to non-controlling interests – Common OP Units	2,676	3,024	9,902	6,979
Equity in income of unconsolidated joint ventures	(3,226)	(1,613)	(4,759)	(2,808)
Income before equity in income of unconsolidated joint ventures	45,859	47,556	164,861	110,538
Gain on sale of real estate, net	—	—	(52,507)	—
Right-to-use contract upfront payments, deferred, net	2,912	2,021	4,683	3,306
Gross revenues from home sales	(7,825)	(9,105)	(14,300)	(17,414)
Brokered resale and ancillary services revenues, net	(872)	(617)	(2,431)	(2,018)
Interest income	(1,803)	(1,862)	(3,554)	(3,812)
Income from other investments, net	(879)	(3,413)	(1,865)	(4,353)
Right-to-use contract commissions, deferred, net	(389)	(262)	(580)	(286)
Property management	14,385	13,472	28,070	27,153
Depreciation and amortization	37,776	34,345	75,753	66,719
Cost of home sales	8,164	9,632	14,796	18,206
Home selling expenses	1,102	973	2,185	2,048
General and administrative	9,225	9,669	19,134	17,707
Other expenses	540	367	967	710
Early debt retirement	1,491	—	1,491	—
Interest and related amortization	26,024	26,285	52,417	51,988
Income from property operations, excluding deferrals and property management	135,710	129,061	289,120	270,492
Right-to-use contracts, upfront payments and commissions, deferred, net	(2,523)	(1,759)	(4,103)	(3,020)
Property management	(14,385)	(13,472)	(28,070)	(27,153)
Income from property operations	$118,802	$113,830	$256,947	$240,319
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre) AND ADJUSTED EBITDAre. We define EBITDAre as net income or loss excluding interest income and expense, income taxes, depreciation and amortization, gains or losses from sales of properties, impairments charges, and adjustments to reflect our share of EBITDAre of unconsolidated joint ventures. We compute EBITDAre in accordance with our interpretation of the standards established by NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. We receive up-front non-refundable payments from the entry of right-to-use contracts. In accordance with GAAP, the upfront non-refundable payments and related commissions are deferred and amortized over the estimated customer life. Although the NAREIT definition of EBITDAre does not address the treatment of non-refundable right-to-use payments, we believe that it is appropriate to adjust for the impact of the deferral activity in our calculation of EBITDAre.
We define Adjusted EBITDAre as EBITDAre excluding non-operating income and expense items such as gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs, and other miscellaneous non-comparable items.
We believe that EBITDAre and Adjusted EBITDAre may be useful to an investor in evaluating our operating performance and liquidity because the measures are widely used to measure the operating performance of an equity REIT.

2Q 2019 Supplemental information	19	Equity LifeStyle Properties, Inc.

The following table reconciles Consolidated net income to EBITDAre and Adjusted EBITDAre:

	Quarters Ended June 30,		Six Months Ended June 30,
(amounts in thousands)	2019	2018	2019	2018
Consolidated net income	$49,085	$49,169	$169,620	$113,346
Interest income	(1,803)	(1,862)	(3,554)	(3,812)
Right-to-use contract upfront payments, deferred, net	2,912	2,021	4,683	3,306
Right-to-use contract commissions, deferred, net	(389)	(262)	(580)	(286)
Real estate depreciation and amortization	37,776	34,345	75,753	66,719
Other depreciation and amortization	449	367	876	710
Interest and related amortization	26,024	26,285	52,417	51,988
Gain on sale of real estate, net	—	—	(52,507)	—
Adjustments to our share of EBITDAre of unconsolidated joint ventures	1,598	947	2,599	1,911
EBITDAre	115,652	111,010	249,307	233,882
Early debt retirement	2,085	—	2,085	—
Insurance proceeds due to catastrophic weather event	—	(1,806)	(349)	(2,092)
Adjusted EBITDAre	$117,737	$109,204	$251,043	$231,790
CORE. The Core properties include properties we owned and operated during all of 2018 and 2019. We believe Core is a measure that is useful to investors for annual comparison as it removes the fluctuations associated with acquisitions, dispositions and significant transactions or unique situations.
NON-CORE. The Non-Core properties include all properties that were not owned and operated during all of 2018 and 2019. This includes, but is not limited to, four properties acquired and five properties sold during 2019, five properties acquired during 2018 and Fiesta Key and Sunshine Key RV Resorts.
INCOME FROM RENTAL OPERATIONS, NET OF DEPRECIATION. We use Income from rental operations, net of depreciation as an alternative measure to evaluate the operating results of our home rental program. Income from rental operations, net of depreciation, represents income from rental operations less depreciation expense on rental homes. We believe this measure is meaningful for investors as it provides a complete picture of the home rental program operating results, including the impact of depreciation, which affects our home rental program investment decisions.
NON-REVENUE PRODUCING IMPROVEMENTS. Represents capital expenditures that will not directly result in increased revenue or expense savings and are primarily comprised of common area improvements, furniture and mechanical improvements.
FIXED CHARGES. Fixed charges consist of interest expense, amortization of note premiums and debt issuance costs.

2Q 2019 Supplemental information	20	Equity LifeStyle Properties, Inc.